EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated April 13, 2001 accompanying the financial statements of Vsource, Inc. on Form 10-K for the year ended January 31, 2002 incorporated by reference in this Pre-Effective Amendment No. 3 to Form S-3 Registration Statement (File No. 333-73472). We consent to the incorporation by reference of the aforementioned report in this Pre-Effective Amendment No. 3 to Form S-3 Registration Statement.



/s/  Grant  Thornton  LLP


Los  Angeles,  California
June 11, 2002

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